As filed with the Securities and Exchange Commission on September 26, 1997.
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                         AMERICAN HOMESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

                  Texas                                     76-0070846
       (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                 Identification Number)

  2450 South Shore Boulevard, Suite 300
            League City, Texas                                77573
 (Address of principal executive offices)                   (Zip Code)

                              --------------------

                         AMERICAN HOMESTAR CORPORATION
           REPLACEMENT INCENTIVE STOCK OPTION AGREEMENT--JOAN VICKERY
            REPLACEMENT INCENTIVE STOCK OPTION AGREEMENT--JIMMY TYRA
           REPLACEMENT INCENTIVE STOCK OPTION AGREEMENT--VERNON BERRY
           REPLACEMENT INCENTIVE STOCK OPTION AGREEMENT--MIKE TERRIAN
                           (Full title of the Plans)

                               Craig A. Reynolds
                     2450 South Shore Boulevard, Suite 300
                           League City, Texas  77573
                    (Name and address of agent for service)

                                 (281) 334-9700
                          (Telephone number, including
                        area code, of agent for service)

                              --------------------

                                   COPIES TO:

                               Richard F. Dahlson
                             Jackson Walker L.L.P.
                          901 Main Street, Suite 6000
                              Dallas, Texas  75202

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
     Title of                                 Proposed Maximum        Proposed Maximum
 Securities to be        Amount to be        Offering Price Per      Aggregate Offering        Amount of
    Registered            Registered              Share(1)                 Price            Registration Fee
============================================================================================================
 Common Stock,            823 shares                $9.11                $7,587.53               $2.30
 par value $.05          2,058 shares               $9.11                $18,748.38              $5.68
 per share               2,058 shares               $9.11                $18,748.38              $5.68
                         8,232 shares              $12.15               $100,018.80              $30.31
                                                                                           Total:$43.97
============================================================================================================

(1) Computed pursuant to Rule 457 for the purpose of calculating the registration fee, based upon the price at which the options may be exercised.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION BY REFERENCE. The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

                 (i) The Company's latest annual report on Form 10-K for the year ended May 31, 1997 (the "Annual Report");

                 (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report; and

                 (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-24210) filed May 5, 1994.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to American Homestar Corporation, 2450 South Shore Boulevard, Suite 300, League City, Texas 77573, Attention: Craig A. Reynolds, Executive Vice President (telephone: (281) 334-9700).


ITEM 4.  DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS.  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Company's Restated Articles of Incorporation (the "Charter") provides that, to the fullest extent permitted by the Texas Business Corporation Act (the "TBCA"), directors of the Company will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director of the Company or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) acts or omissions for which the liability of a director is expressly provided by law. In addition, the Company's Charter provides that if the TBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the TBCA, as amended.

         The Charter and the Amended and Restated Bylaws of the Company grant mandatory indemnification to directors and officers of the Company to the fullest extent authorized under the TBCA. In general, a Texas corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

         The Company has entered into indemnity agreements with Messrs. Teeter, Dawson, Reynolds, Carney, Holland, Fallon, Hunt and McDonald. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. The form of indemnity agreements offer substantially the same scope of coverage afforded by provisions in the Company's Charter and Amended and Restated Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.   The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

    Exhibit No.              Description of Exhibit

       4 .1      Restated Articles of Incorporation. (1)

       4 .2      Amended and Restated Bylaws. (1)

       4 .3 Replacement Incentive Option Agreement, dated June 5, 1997, by and between American Homestar Corporation and Joan Vickery.
                 (2)

       4 .4 Replacement Incentive Option Agreement dated June 5, 1997, by and between American Homestar Corporation and Jimmy Tyra.(2)

       4 .5 Replacement Incentive Option Agreement dated June 5, 1997, by and between American Homestar Corporation and Vernon Berry.(2)

       4 .6 Replacement Incentive Option Agreement dated June 5, 1997, by and between American Homestar Corporation and Mike Terrian.
                 (2)

       5 .1      Opinion of Jackson Walker L.L.P.(2)

       23.1      Consent of Jackson Walker L.L.P.(3)

       23.2      Consent of KPMG Peat Marwick LLP.(2)

       24.1      Power of Attorney.(4)



--------------
(1) Previously filed as an exhibit to the Company's registration statement on Form S-1 (No. 33-78630) and incorporated by reference.

(2)      Filed herewith.

(3)      Included in the opinion of Jackson Walker L.L.P., filed herewith.

(4)      Appearing on the signature page of this registration statement.

   ITEM 9.  UNDERTAKINGS.

            (a)  The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Laurence A. Dawson and Finis F. Teeter as his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in- fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 26th day of September, 1997.


                                    AMERICAN HOMESTAR CORPORATION



                                    By /s/ LAURENCE A. DAWSON, JR.
                                      -----------------------------------------
                                       Laurence A. Dawson, Jr.
                                       President and Co-Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on September 26, 1997.



                 Signatures                                                 Title
                 ----------                                                 -----

 /s/ FINIS F. TEETER                                                Chairman of the Board,
------------------------------------------------           Co-Chief Executive Officer and Director
Finis F. Teeter                                                 (Principal Executive Officer)


 /s/ LAURENCE A. DAWSON, JR.                          President, Co-Chief Executive Officer and Director
------------------------------------------------                (Principal Executive Officer)
Laurence A. Dawson, Jr.



 /s/ CRAIG A. REYNOLDS                                 Executive Vice President, Chief Financial Officer,
------------------------------------------------                    Secretary and Director
Craig A. Reynolds                                        (Principal Financial and Accounting Officer)



 /s/ JACKIE H. HOLLAND                                      Vice President, Treasurer and Director
------------------------------------------------
Jackie H. Holland


 /s/ CHARLES N. CARNEY                                           Vice President and Director
------------------------------------------------
Charles N. Carney



 /s/ JAMES J. FALLON                                             Vice President and Director
------------------------------------------------
James J. Fallon

 /s/ WILLIAM O. HUNT                                                       Director
------------------------------------------------
William O. Hunt


 /s/ JACK L. MCDONALD                                                      Director
------------------------------------------------
Jack L. McDonald

                               INDEX TO EXHIBITS


Exhibit
Number           Description of Exhibit
------           ----------------------
4.1              Restated Articles of Incorporation.(1)

4.2              Amended and Restated Bylaws.(1)

4.3              Replacement Incentive Option Agreement dated June 5, 1997, by and between American Homestar Corporation and Joan Vickery.(2)

4.4              Replacement Incentive Option Agreement dated June 5, 1997, by and between American Homestar Corporation and Jimmy Tyra.(2)

4.5              Replacement Incentive Option Agreement dated June 5, 1997, by and between American Homestar Corporation and Vernon Berry.(2)

4.6              Replacement Incentive Option Agreement dated June 5, 1997, by and between American Homestar Corporation and Mike Terrian.(2)

5.1              Opinion of Jackson Walker L.L.P.(1)

23.1             Consent of Jackson Walker L.L.P.(2)

23.2             Consent of KPMG Peat Marwick LLP.(1)

24.1             Power of Attorney.(4)


--------------
(1) Previously filed as an exhibit to the Company's registration statement on Form S-1 (No. 33-78630) and incorporated by reference.

(2)      Filed herewith.

(3)      Included in the opinion of Jackson Walker L.L.P., filed herewith.

(4)      Appearing on the signature page of this Registration Statement.